UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2023

CUE HEALTH INC.

(Exact name of Registrant, as specified in its charter)

Delaware	001-40590	27-1562193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Mailing address:
4980 Carroll Canyon Rd.
Suite 100
San Diego, CA 92121
(Address of principal executive
offices)

Registrant's telephone number, including area code: (858) 412-8151

Former name or address, if changed since last report: Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HLTH	Nasdaq Global Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Financial Officer Transition

On February 27, 2023, John Gallagher, Chief Financial Officer of Cue Health Inc. (the “Company”) tendered his resignation as Chief Financial Officer to be effective as of March 16, 2023 (the “Effective Date”). The Company is appreciative of the service of Mr. Gallagher and his resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Gallagher’s existing compensation arrangements will remain in place during his remaining period of employment.

On February 28, 2023, the Board of Directors (the “Board”) approved the appointment of Mr. Aasim Javed as the Chief Financial Officer and Principal Financial Officer of the Company, upon the Effective Date.

Mr. Javed, 39, has served as the Company’s Vice President of Finance and Treasurer since April 2021. Prior to joining the Company, Mr. Javed served in various roles at Becton, Dickinson and Company, a medical technology company, from November 2015 to April 2021, including as Senior Director of Financial Planning and Analysis and Senior Director of Corporate Treasury. Mr. Javed has also been Associate Director of North America Budget and Business Planning at the Kraft Heinz Company, and Manager of Treasury Operations at General Motors. Mr. Javed holds a Bachelor of Commerce degree in Finance and Accounting from McGill University and a Master of Business Administration degree from Harvard Business School.

Appointment of Certain Officers

In addition, on February 28, 2023, the Board also approved the appointment, effective immediately, of Randall Pollard as Principal Accounting Officer of the Company.

Mr. Pollard, 51, has served as the Company’s Chief Accounting Officer and Controller since April 2022. Prior to joining the Company, Mr. Pollard served as Senior Vice President of Finance and Chief Accounting Officer at Covis Pharmaceuticals, Inc. from November 2020 to April 2022. He previously served in various roles at Akorn, Inc. from April 2015 to November 2020, including as Senior Vice President of Finance and Chief Accounting Officer, Interim Chief Financial Officer and Corporate Controller. Mr. Pollard holds a Bachelor of Science degree in Accounting from Penn State University and a Master of Business Administration degree from Fairleigh Dickinson University.

There are no arrangements or understandings between Mr. Javed and any other person pursuant to which he was appointed Chief Financial Officer and Principal Financial Officer of the Company, and there are no arrangements or understandings between Mr. Pollard and any other person pursuant to which he was appointed Principal Accounting Officer of the Company. There are no family relationships between Mr. Javed or Mr. Pollard and any director or other executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which either Mr. Javed or Mr. Pollard has any direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

The Company intends to file an amendment to this Form 8-K following determination of any material compensation arrangements in connection with Mr. Javed’s service as Chief Financial Officer and Principal Financial Officer of the Company and Mr. Pollard’s service as Principal Accounting Officer of the Company.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover page interactive data file

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cue Health Inc.

Date: March 1, 2023	By:	/s/ Ayub Khattak
	Name:	Ayub Khattak
	Title:	Chief Executive Officer

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